                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                      First American Investment Funds, Inc.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   DATE FILED:

                     FIRST AMERICAN INVESTMENT FUNDS, INC.
                               800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402

                                                                 August   , 2005

Dear Shareholder:

     As a shareholder of Technology Fund, a series of First American Investment Funds, Inc. ("FAIF"), you are invited to vote on a proposed change in the fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry. The proposal will be voted on at a special meeting of shareholders to be held on September 26, 2005. Before the meeting, I would like to ask for your vote on this important proposal affecting Technology Fund, as described in the accompanying proxy statement.

     The change upon which you are being asked to vote is part of a larger group of changes which FAIF's board of directors has approved for Technology Fund. Although you are not required to vote on the other changes, these other changes also are described in the proxy statement, so that you can place the proposed change upon which you are voting in context. The other changes will not be implemented unless shareholders approve the proposed change in Technology Fund's current policy concerning concentration of investments in a single industry.

     If shareholders approve the proposed change in policy and the other board-approved changes described in the proxy statement are implemented, the name of Technology Fund will be changed to Small-Mid Cap Core Fund. After the changes, the fund will continue to have an objective of long-term growth of capital. However, in seeking to achieve this objective, the fund will, under normal market conditions, invest primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stocks of small- and mid-capitalization companies, defined as companies that have market capitalizations within the range of market capitalizations of companies constituting the Russell 2500 Index. The fund no longer will concentrate its investments just in the technology sector, although it may continue to make investments in that sector.

     The board's reasons for approving these changes and for recommending your approval of the change you are voting on are described in detail in the accompanying proxy statement. In brief summary, since the so-called "technology bubble" burst, Technology Fund has experienced substantial declines in performance and net assets and substantial net outflows of funds as investors redeemed shares. The fund's investment advisor and FAIF's board believe that the fund has very limited potential for growth in its present form, and that it is of marginal viability at its current size. They also believe that converting the fund into a small- and mid-cap core fund would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management. FOR THESE AND THE OTHER REASONS DESCRIBED IN THE PROXY STATEMENT, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL WHICH IS PRESENTED IN THE PROXY STATEMENT.

     In considering your vote, you should note that the fund's investment advisory fee and other service provider fees, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged if the proposed changes are approved and implemented. In addition, your rights as a shareholder of the fund will not change, including your right to exchange shares of the fund for shares of other funds in the First American family as described in Technology Fund's current prospectuses.

     Your vote is extremely important. You can vote quickly and easily by toll-free telephone call, by internet or by mail by following the instructions that appear on your proxy card. Whether or not you expect to be present at the meeting, please help us to avoid the cost of a follow-up mailing by voting as soon as possible. If you have any questions about the proxy card, please call
(800) 677-3863.

     NOTE: You may receive more than one proxy package if you hold shares in more than one account. You must return separate proxy cards for separate holdings. Please read the entire proxy statement carefully before you vote.

     Thank you for taking this matter seriously and participating in this important process.

                                          Sincerely,

                                          /s/ Thomas S. Schreier, Jr.
                                          --------------------------------------
                                          Thomas S. Schreier, Jr.
                                          President

                       IMPORTANT SHAREHOLDER INFORMATION

WITHIN THIS PACKAGE YOU WILL FIND THE FOLLOWING:

     - Proxy statement describing the proposed change in Technology Fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry

     - Voting Instructions

     - Proxy card

     - Business reply envelope

     The board of directors of FAIF has unanimously approved the proposed change in Technology Fund's current policy of concentrating its investments in the technology industry, and it recommends that you vote in favor of the proposal. The following questions and answers provide a brief overview of the proposal. The board of directors encourages you to read the full text of the enclosed proxy statement carefully.

  WHAT AM I BEING ASKED TO VOTE ON AT THE UPCOMING SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2005?

     Shareholders of Technology Fund are being asked to consider and approve a proposed change in Technology Fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry.

  IF SHAREHOLDERS APPROVE THIS CHANGE, WHAT OTHER CHANGES WILL TAKE PLACE IN TECHNOLOGY FUND?

     The change that you are voting on is part of a larger group of changes which FAIF's board of directors has approved for Technology Fund. Although shareholders are not required to vote on the other changes, these other changes also are described in the proxy statement, so that you can place the proposed change upon which you are voting in context.

     If shareholders approve the proposed change in policy and the other board-approved changes are implemented, the name of Technology Fund will be changed to Small-Mid Cap Core Fund. After the changes, the fund will continue to have an objective of long-term growth of capital. However, in seeking to achieve this objective, the fund will, under normal market conditions, invest primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stocks of small- and mid-capitalization companies, defined as companies that have market capitalizations within the range of market capitalizations of companies constituting the Russell 2500 Index. The fund no longer will concentrate its investments just in the technology sector, although it may continue to make investments in that sector.

     In addition, the fund will change from being a "non-diversified" to a "diversified" fund, which means it will become subject to more restrictive limitations on the proportion of its assets it can invest in individual issuers.

  IF SHAREHOLDERS DO NOT APPROVE THE CHANGE UPON WHICH THEY ARE VOTING, WILL THESE OTHER CHANGES TO TECHNOLOGY FUND BE IMPLEMENTED?

     No.

  WHY HAS THE BOARD OF DIRECTORS APPROVED THESE CHANGES, AND RECOMMENDED THAT I VOTE IN FAVOR OF THE CHANGE UPON WHICH I AM BEING ASKED TO VOTE?

     Since the so-called "technology bubble" burst, Technology Fund has experienced substantial declines in performance and net assets and substantial net outflows of funds as investors redeemed shares. The fund's investment advisor and FAIF's board believe that the fund has very limited potential for growth in its present form, and that it is of marginal viability at its current size. They also believe that converting the fund into a small- and mid-cap core fund would present significantly better opportunities for growth of assets and that, if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

     The board of directors considered several other factors as well. These are discussed in the proxy statement under the heading "Proposal to Change Technology Fund's Policy Concerning Concentration of Investments in a Single Industry -- Investment Advisor's Recommendation and Board of Directors' Action." The board encourages you to review this section of the proxy statement for a more complete understanding of the factors it considered.

  IF THE PROPOSED CHANGES ARE IMPLEMENTED, HOW WILL THE RISK/REWARD PROFILE OF THE FUND CHANGE?

     Historically, the technology sector in general, and Technology Fund in particular, have experienced extreme volatility of returns within relatively short periods of time. FAIF's board of directors believes that converting the fund into a small- and mid-cap core fund which does not concentrate its investments in a single industry is likely to reduce the fund's volatility.

     At the same time, the board recognizes that small- and mid-cap stocks themselves are subject to greater volatility than larger-cap stocks, as well as potentially greater returns. The board believes that the positioning of the fund along the risk-reward continuum following the proposed changes will be generally consistent with the expectations of present shareholders, who implicitly have accepted a tradeoff of higher volatility for potentially greater returns.

  DID THE BOARD OF DIRECTORS CONSIDER ANY ALTERNATIVES TO CONVERTING TECHNOLOGY FUND INTO A SMALL- AND MID-CAP CORE FUND?

     Yes. The board considered the possibilities of simply liquidating Technology Fund, or of seeking to merge it into another fund. However, the board
noted that at March 31, 2005, Technology Fund had approximately $     million in
capital loss carryforwards which can be used to offset future capital gains for federal income tax purposes. The board was advised by the investment advisor that if the fund was liquidated, these capital loss carryforwards would be lost immediately, with no benefit to shareholders. In addition, the board was advised that if the fund was merged into another fund, most of the capital loss carryforwards also would be lost immediately. Under the changes which the board approved, it is anticipated that these capital loss carryforwards will continue to be available for future use in their entirety until they expire on their current schedule.

  WHO WILL BEAR THE COSTS ASSOCIATED WITH THE PROPOSED CHANGES?

     Current shareholders of Technology Fund will effectively bear certain costs associated with converting Technology Fund into a small- and mid-cap core fund. These costs include the trading costs associated with repositioning the fund's portfolio; the expenses of preparing, printing and mailing this proxy statement, soliciting proxies, and holding a shareholder meeting; and the cost of preparing, printing and distributing revised prospectuses for the fund. The board of directors believed that the potential benefits to shareholders of implementing the proposed changes justify incurring these expenses.

  APART FROM THOSE COSTS, WILL THERE BE ANY CHANGES IN THE FEES AND EXPENSES BORNE BY THE FUND AND ITS SHAREHOLDERS, OR IN SHAREHOLDERS' RIGHTS?

     No other changes in the fees and expenses borne by the fund or by its shareholders will result from the proposed changes. Specifically, the fund's investment advisory fee and other service provider fees, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged. In addition, shareholders' rights as shareholders of the fund will not change, including their right to exchange shares of the fund for shares of other funds in the First American family as described in Technology Fund's current prospectuses.

  IF SHAREHOLDERS APPROVE THE PROPOSAL THEY ARE VOTING ON, WHEN WILL THE CHANGES TO TECHNOLOGY FUND TAKE EFFECT?

     It is anticipated that the changes would take effect on or about October 3, 2005 if shareholders approve the proposal.

  WHEN SHOULD I VOTE?

     We would like to receive your vote as soon as possible. You may cast your vote:

          By Phone: Please see the voting instructions on your proxy card. Call the toll-free number listed and follow the recorded instructions.

          By the Internet: Visit the website listed on your proxy card. Once there, enter the control number located on your proxy card.

          By Mail: The proxy cards must be marked with your vote and returned in the business reply envelope included in this package. If you misplaced your envelope, please mail your proxy card to:

        PROXY TABULATOR
        P.O. BOX 9123
        HINGHAM, MA 02043

     Please read the full text of the enclosed proxy statement for further information. If you have questions, please call your investment professional or First American Investment Funds at (800) 677-3863.

                     FIRST AMERICAN INVESTMENT FUNDS, INC.
                               800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402

                                TECHNOLOGY FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2005

     NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Technology Fund, a separate series of First American Investment Funds, Inc. ("FAIF"), a
Maryland corporation, will be held in           on the      floor at 800
Nicollet Mall, Minneapolis, Minnesota 55402, on September 26, 2005, at 10:00 a.m. Central time, for the following purposes:

          (1) For shareholders of Technology Fund to approve a change in the fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry.

          (2) To transact any other business properly brought before the meeting.

     The board of directors of FAIF unanimously recommends approval of the proposal to change Technology Fund's policy concerning concentration of investments in a single industry.

     Only Technology Fund shareholders of record at the close of business on August 8, 2005 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Kathleen L. Prudhomme
                                          --------------------------------------
                                          Kathleen L. Prudhomme
                                          Secretary

Dated: August   , 2005

                            YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY. EACH SHAREHOLDER IS URGED TO COMPLETE, DATE AND SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, EVEN IF YOU PLAN TO ATTEND THE MEETING. ALTERNATIVELY, YOU MAY VOTE VIA THE INTERNET OR TELEPHONE, AS INDICATED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO FAIF AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                PROXY STATEMENT
                             DATED AUGUST    , 2005

                     FIRST AMERICAN INVESTMENT FUNDS, INC.
                               800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                                 (800) 677-3863

                                  INTRODUCTION

     This proxy statement is being furnished to shareholders of Technology Fund, a separate series of FAIF, in connection with the solicitation of proxies by FAIF's board of directors for use at the Special Meeting of Shareholders of Technology Fund to be held on September 26, 2005, at 10:00 a.m. Central time, in
          on the      floor at 800 Nicollet Mall, Minneapolis, Minnesota 55402,
and any adjournments thereof. This proxy statement and the accompanying proxy
card are being first mailed to shareholders on or about August   , 2005.

     As more fully described in this proxy statement, the purpose of the meeting is to consider and act upon a proposed change in Technology Fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry.

     The change upon which shareholders are being asked to vote is part of a larger group of changes which FAIF's board of directors has approved for Technology Fund. Although shareholders are not required to vote on the other changes, these other changes also are described in this proxy statement, so that shareholders can place the proposed change upon which they are voting in context. The other changes will not be implemented unless shareholders approve the proposed change in Technology Fund's current policy concerning concentration of investments in a single industry.

     If shareholders approve the proposed change in policy and the other board-approved changes described herein are implemented, the name of Technology Fund will be changed to Small-Mid Cap Core Fund. After the changes, the fund will continue to have an objective of long-term growth of capital. However, in seeking to achieve this objective, the fund will, under normal market conditions, invest primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stocks of small- and mid-capitalization companies, defined as companies that have market capitalizations within the range of market capitalizations of companies constituting the Russell 2500 Index. The fund no longer will concentrate its investments just in the technology sector, although it may continue to make investments in that sector.

     In order for the meeting to go forward, there must be a quorum. This means that at least 10% of Technology Fund's shares must be represented at the meeting, either in person or by proxy. All returned proxies will count toward a quorum, regardless of how they are voted. Thus, an abstention will be counted as shares present at the meeting in determining whether a quorum is present, and also will be counted in determining how many votes were cast at the meeting. Broker non-votes will be counted as shares present at the meeting in determining whether a quorum is present, but they will not be counted in determining how many votes were cast at the meeting. (Broker non-votes are shares for which the underlying owner has not voted, and the broker holding the shares on behalf of the underlying owner does not have discretionary authority to vote on the particular matter.)

     If a quorum is not obtained or if sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present at the meeting in person or by proxy. Abstentions and broker non-votes will not be voted with respect to any proposed adjournments, but abstentions will be counted in determining how many votes were cast with respect to adjournment.

     You can revoke your proxy at any time up until voting results are announced at the meeting. You can do this by writing to FAIF's secretary, or by voting in person at the meeting and notifying the election judge that you are revoking your proxy. In addition, you can revoke a prior proxy simply by voting again, either by using another proxy card or voting by internet or toll-free telephone call. If you return an executed proxy card without instructions, your shares will be voted "FOR" the proposal.

     Technology Fund will pay all costs of solicitation, including the cost of preparing and mailing the notice of the shareholder meeting and this proxy statement. Representatives of U.S. Bancorp Asset Management, Inc., Technology Fund's investment advisor, may solicit proxies by means of mail, telephone, or personal calls, all without cost to Technology Fund. Technology Fund has engaged InvestorConnect, a division of the Altman Group, to solicit shareholder votes by telephone. Technology Fund will pay InvestorConnect's fees and expenses, which are anticipated to range between approximately $21,000 and $32,000.

     Only Technology Fund shareholders of record on August 8, 2005, may vote at the meeting or any adjournment of the meeting. On that date, the fund had shares issued and outstanding. Each shareholder is entitled to one vote for each share owned on the record date. The proposal to be presented at the meeting will not entitle any shareholder to cumulative voting or appraisal rights.

     At this point, we do not know of any other business to be brought before the meeting. However, if any other matters do come up, the persons named as proxies will vote on these matters according to their best judgment.

     TECHNOLOGY FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE AT NO COST. TO REQUEST A REPORT, PLEASE WRITE TO FIRST AMERICAN INVESTMENT FUNDS AT 800 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55402 OR CALL (800) 677-3863.

     Please be sure to read the entire proxy statement before casting your vote. If you need help voting your proxy, you may call First American Investment Funds at (800) 677-3863.

                  PROPOSAL TO CHANGE TECHNOLOGY FUND'S POLICY
          CONCERNING CONCENTRATION OF INVESTMENTS IN A SINGLE INDUSTRY

BACKGROUND

     Technology Fund is an open-end management investment company (i.e., a mutual fund) which is registered under the Investment Company Act of 1940 (the "Act"). Under the Act and related regulations, a mutual fund must disclose in its registration statement filed with the Securities and Exchange Commission (the "SEC") whether it has a policy of concentrating its investments in a particular industry or group of industries. A fund is deemed to have "concentrated" its investments if 25% or more of its assets are invested in a particular industry or group of industries. The Act provides that a mutual fund cannot change its policy concerning concentration of investments, as stated in its registration statement, unless the change is approved by its shareholders. A mutual fund's policy which cannot be changed without shareholder approval is referred to as a "fundamental policy."

     Technology Fund presently seeks to achieve its investment objective by investing primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stock of companies which the fund's investment advisor believes either have, or will develop, products, processes or services that will provide or will benefit significantly from technological innovations, advances and improvements. Accordingly, Technology Fund's registration statement discloses that the fund has a policy of concentrating its investments in the industry designated by its name, i.e., the technology industry. As noted above, under the Act this policy cannot be changed without shareholder approval.

HISTORY OF TECHNOLOGY FUND

     Technology Fund commenced operations in 1994. During the so-called "technology bubble" of the late 1990s, the fund's Class Y shares produced total returns of 129.52% and 80.71% for the fiscal years ended September 30, 1999 and 2000, respectively, and its net assets grew from $118 million at September 30, 1998 to $257 million at September 30, 1999 and $723 million at September 30, 2000. The fund's increases in net assets during this period reflected both appreciation in the value of the stocks it held and, particularly in fiscal 2000, large inflows of cash into the fund from investors.

     These trends reversed during the fiscal year ended September 30, 2001, when the "technology bubble" burst. During that year, the fund's Class Y shares produced a total return of -83.26%. At the end of the year, the fund's net assets stood at $162 million. The fund also experienced net outflows of cash as investors redeemed shares. These net outflows have continued during each fiscal year since, even though the fund's Class Y shares produced a positive total return of 64.71% for the fiscal year ended September 30, 2003. By March 31, 2005, the fund's net assets had fallen to $82 million.

INVESTMENT ADVISOR'S RECOMMENDATION AND BOARD OF DIRECTORS' ACTION

     At a meeting of FAIF's board of directors held on June 20-22, 2005, Technology Fund's investment advisor presented a series of recommended changes to Technology Fund. Taken together, these changes would have the effect of converting the fund from one which concentrates its investments in the technology sector to one which invests in small- and mid-capitalization companies generally. These changes are described more fully in the following section.

     In support of its recommendation, the investment advisor presented information indicating that technology funds as a group have experienced greatly reduced performance and net outflows of assets following the bursting of the "technology bubble." The advisor also presented information indicating that sector funds as a group account for a reduced proportion of total equity fund assets within the industry, and that technology funds as a group account for a reduced proportion of total sector fund assets. In addition, the advisor noted that Technology Fund continued to lose assets even after its relatively strong performance during fiscal 2003. Based on this information, the investment advisor concluded that Technology Fund has very limited potential for growth, and that it is of marginal viability at its present size.

     Accordingly, the investment advisor recommended that the fund be converted into a small- and mid-cap core fund. The advisor indicated that this type of fund is gaining popularity among investors and presents significantly better opportunities for growth in assets than Technology Fund does in its current form.

     After discussing the investment advisor's recommended changes to Technology Fund extensively, the board of directors unanimously approved them. In approving the changes, directors took the following factors into account, among others:

     - Based on the information presented by the advisor, the board believed that Technology Fund has very limited potential for growth in its present form, and that it is of marginal viability at its present size. It also believed that converting the fund into a small- and mid-cap core fund would present significantly better opportunities for growth in assets. The board believed that if such growth is achieved, shareholders could benefit from potential economies of scale and increased flexibility in portfolio management.

     - The board noted that the technology sector in general, and Technology Fund in particular, have experienced extreme volatility of returns within relatively short periods of time. The board believed that converting the fund into a small- and mid-cap core fund which does not concentrate its investments in a single industry is likely to reduce the fund's volatility. The board recognized that small- and mid-cap stocks themselves are subject to greater volatility than larger-cap stocks, as well as potentially greater returns. The board believed that the positioning of the fund along the risk-return continuum following the proposed changes would be generally consistent with the expectations of present shareholders, who implicitly have accepted a tradeoff of higher volatility for potentially greater returns.

     - The board considered the possibilities of simply liquidating Technology Fund, or of seeking to merge it into another fund. However, the board noted that at March 31, 2005, Technology Fund had approximately $ million in capital loss carryforwards which can be used to offset future capital gains for federal income tax purposes. The board was advised by the investment advisor that if the fund was simply liquidated, these capital loss carryforwards would be lost immediately, with no benefit to shareholders. In addition, the board was advised that if the fund was merged into another fund, most of the capital loss carryforwards also would be lost immediately. However, it was advised that if the fund's investment strategies are changed to that of a small- and mid-cap core fund, there is a high likelihood that the capital loss carryforwards will remain available for future use in their entirety on their current schedule.

     - The board recognized that current shareholders would effectively bear certain costs associated with converting Technology Fund into a small- and mid-cap core fund. These costs include the trading costs associated with repositioning the fund's portfolio; the expenses of preparing, printing and mailing this proxy statement, soliciting proxies, and holding a shareholder meeting; and the cost of preparing, printing and distributing revised prospectuses for the fund. However, the board believed that the potential benefits to shareholders of implementing the proposed changes justify incurring these expenses.

     - The board noted that no other changes in the fees and expenses borne by the fund or by its shareholders will result from the proposed changes. Specifically, it noted that the fund's investment advisory fee and other service provider fees, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged. In addition, the board noted that shareholders' rights as shareholders of the fund will not change, including their right to exchange shares of the fund for shares of other funds in the First American family as described in Technology Fund's current prospectuses, and their rights to vote shares of the fund.

     The board was advised and assisted by counsel to the independent directors and fund counsel. No single factor or group of factors was deemed to be determinative by the board in approving the proposed changes. Instead, the board based its decision on the totality of the information which it reviewed.

PROPOSED CHANGES TO TECHNOLOGY FUND AND TO ASSOCIATED RISKS

     As discussed above, Technology Fund's shareholders are being asked to vote on a proposed change in its current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry. If this change is approved, shareholders no longer will be subject to the risks associated with the fund's concentration of its investments in a single industry.

     This section describes the other significant changes to Technology Fund which the board of directors has approved, and which do not require shareholder approval. It also notes the changes in the risks borne by fund shareholders which will result from these changes. As noted before, the changes described in this section will not be implemented unless shareholders approve the proposed change in the Technology Fund's policy concerning concentration of investments in a single industry.

     Change of name. The fund's name is to be changed from "Technology Fund" to "Small-Mid Cap Core Fund."

     No change in investment objective. The investment objective of the fund will continue to be long-term growth of capital.

     Change in policy concerning diversification. A "diversified" mutual fund cannot invest more than 5% of the value of its total assets in any one issuer (other than certain cash items, government securities, and securities of other investment companies) or purchase more than 10% of the outstanding voting securities of such an issuer, except that it can do so with up to 25% of the value of its total assets. A "non-diversified" mutual fund is one which has chosen not to be subject to these limitations.

     Technology Fund currently is a "non-diversified" mutual fund. If the proposed changes to the fund are implemented, it will become a "diversified" fund. As a result, shareholders no longer will be subject to the risks associated with the fund's potential concentration of its investments in the securities of a small number of issuers.

     Change in principal investment strategies. Under normal market conditions, Technology Fund currently invests primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stocks of companies which the fund's advisor believes either have, or will develop, products, processes, or services that will provide or will benefit significantly from technological innovations, advances and improvements. These may include:

     - inexpensive computing power, such as personal computers

     - improved methods of communications, such as satellite transmission

     - technology related services such as internet related marketing services

The prime emphasis of the fund is to identify companies which the advisor believes are positioned to benefit from technological advances in areas such as semiconductors, computers, software, communications, health care, and online services. Companies in which the fund invests may include development stage companies (companies that do not have significant revenues) and small-capitalization companies. The advisor will generally select companies that it believes exhibit positive cash flow, a strong competitive position, strong, ongoing relationships with its customers, above-average growth in revenues, and a sound balance sheet.

     If the proposed changes to the fund are implemented, the fund will, under normal market conditions, invest primarily (at least 80% of its net assets, plus the amount of any borrowings for investment purposes) in common stocks of small- and mid-capitalization companies, defined as companies that have market capitalizations within the range of market capitalizations of companies constituting the Russell 2500 Index. This index measures the performance of the 2,500 smallest companies in the Russell 3000 Index (which is made up of the 3,000 largest U.S. companies based on total market capitalization). The market capitalizations of companies in the Russell 2500 Index ranged from approximately $71 million to $5.3 billion as of June 30, 2005.

     In selecting stocks, the fund's advisor will select companies that it believes exhibit the potential for superior growth and stock price appreciation based on factors such as:

     - above average growth in revenue, earnings and free cash flow

     - attractive valuation relative to other securities in the same industry or market

     - good or improving fundamentals

     - an identifiable catalyst that could increase the value of the stock over the next one or two years

     As noted before, the proposed change in the fund's strategy of concentrating its investments in the technology industry is expected to reduce the fund's volatility. However, the weighted average capitalization of the fund's holdings is expected to decrease, and small- and mid-cap stocks generally are subject to greater volatility than larger-cap stocks. At June 30, 2005, the weighted average market capitalization of the stocks held by Technology Fund was $11.6 billion.

     No change in ability to invest in derivatives, initial public offerings, or securities of foreign issuers. Technology Fund currently may utilize derivatives such as options, futures contracts, and options on futures contracts in an attempt to manage market or business risk or enhance the fund's return.

     In addition, under certain market conditions, Technology Fund may frequently invest in companies at the time of their initial public offering
(IPO). By virtue of its size and institutional nature, the advisor may have greater access to IPOs than individual investors have. IPOs will frequently be sold within 12 months of purchase which may result in increased short-term capital gains.

     Up to 25% of Technology Fund's total assets may be invested in securities of foreign issuers which are either listed on a United States stock exchange or represented by American Depositary Receipts. These securities may be of the same type as the fund's permissible investments in United States domestic securities.

     If the proposed changes to Technology Fund are implemented, no change will be made in the fund's ability to invest in derivatives, IPOs, or securities of foreign issuers. Accordingly, there will be no change in the risks associated with these types of investments which are borne by shareholders.

VOTE REQUIRED

     Approval of the proposed change in Technology Fund's current policy of concentrating its investments in the technology industry requires the favorable vote of a majority of the outstanding shares of the fund, as defined in the Act, which means the lesser of the vote of (a) 67% of the shares of the fund present at a meeting where more than 50% of the outstanding shares of the fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the fund.

     The board of directors unanimously recommends that shareholders vote "FOR" this proposal. Unless otherwise instructed, the proxies will vote in favor of the proposal.

                  ADDITIONAL INFORMATION ABOUT TECHNOLOGY FUND

     As of August 8, 2005 (the record date for the meeting), all directors and officers as a group owned less than 1% of the outstanding shares of Technology Fund. As of that date, the following persons were known by the fund's investment advisor to be the beneficial owners of 5% or more of any class of shares of Technology Fund.

                                                     CLASS OF      NUMBER OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES OWNED   SHARES OWNED     CLASS
------------------------------------               ------------   ------------   ----------

          INVESTMENT ADVISOR, ADMINISTRATOR, AND PRINCIPAL UNDERWRITER

     U.S. Bancorp Asset Management, Inc., 800 Nicollet Mall, Minneapolis, Minnesota 55402 is the investment advisor and administrator for Technology Fund. Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 is the principal underwriter for the fund.

                      NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

     Please advise FAIF, in care of U.S. Bancorp Asset Management, Inc., Mail Stop BC-MN-H05U, 800 Nicollet Mall, Minneapolis, Minnesota 55402, whether other persons are beneficial owners of Technology Fund shares for which proxies are being solicited and, if so, the number of copies of this proxy statement you wish to receive in order to supply copies to the beneficial owners of the respective shares.

                             SHAREHOLDER PROPOSALS

     FAIF is not required to hold annual shareholder meetings. Since FAIF does not hold regular meetings of shareholders, the anticipated date of the next shareholder meeting cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

                                          Kathleen L. Prudhomme
                                          Secretary

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to Website www.proxyvote.com

3) Follow the instructions provided on the website.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and dale the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:      FTAMF1     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST AMERICAN INVESTMENT FUNDS, INC.
TECHNOLOGY FUND

VOTE ON PROPOSALS

1.   APPROVAL OF A CHANGE IN TECHNOLOGY FUND'S               FOR AGAINST ABSTAIN
     CURRENT POLICY OF CONCENTRATING
     ITS INVESTMENTS IN THE TECHNOLOGY SECTOR,               [ ]   [ ]     [ ]
     TO A POLICY OF NOT CONCENTRATING
     ITS INVESTMENTS IN A PARTICULAR INDUSTRY.

          THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTERS SET FORTH ABOVE. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTEREST OF TECHNOLOGY FUND. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

     NOTE: IF YOU VOTE BY PHONE OR BY INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by authorized persons indicating the person's title.

[________________________________]   [____]   [______________________]    [____]
Signature [PLEASE SIGN WITHIN BOX]    Date    Signature (Joint Owners)     Date

--------------------------------------------------------------------------------

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                                800 NICOLLET MALL
                              MINNEAPOLIS, MN 55402

                                 TECHNOLOGY FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2005

      The undersigned appoints Charles D. Gariboldi, Kathleen L. Prudhomme, and Jeffery M. Wilson, or any one of them, as proxies of the undersigned, with full power of substitution, to cast all eligible votes held by the undersigned in the Technology Fund series of First American Investment Funds, Inc. ("FAIF") at a Special Meeting of Shareholders, to be held in _______________ on the ____ floor at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on September 26, 2005, at 10:00 a.m. Central time, and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement is hereby acknowledged.